Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

X-FACTOR COMMUNICATIONS, LLC,
ORGANIC SPICE IMPORTS, INC.
and
X-FACTOR ACQUISITION CORP.

March 5, 2012

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of March 5, 2012, by and among Organic Spice Imports, Inc., a Delaware corporation (“ORSI”), X-Factor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ORSI (“MergerCo”), and X-Factor Communications, LLC, a New York limited liability company (“X-Factor”).

W I T N E S S E T H

WHEREAS, the Boards of Directors of ORSI, X-Factor and MergerCo (collectively, the “Parties”) have determined that it is in the best interests of such corporations and their respective stockholders and members to consummate the merger of MergerCo with and into X-Factor with X-Factor as the surviving corporation (the “Merger”);

WHEREAS, upon the closing of the Merger, among other things, the outstanding membership interests of X-Factor shall be converted into the Merger Consideration (as hereinafter defined) upon the Effective Time (as hereinafter defined);

WHEREAS, the Exchange Ratio (as hereinafter defined) is predicated on an outstanding share capitalization of ORSI that assumes a total of $4,705,000 (the "Maximum Offering Amount") will be raised in the Private Placement (as defined herein);

WHEREAS, if less than the Maximum Offering Amount is raised in the Private Placement, then after the Closing of the Merger, the Merger Consideration will be adjusted as provided herein;

WHEREAS, the parties to this Agreement intend that the Merger, taken together with the subsequent merger of X-Factor with and into ORSI, qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that ORSI, MergerCo and X-Factor will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Amended Operating Agreement” shall mean the Third Amended and Restated Operating Agreement of X-Factor.

"Cancellation Agreement" shall have the meaning ascribed thereto in Section 6.8.

“Certificate of Merger of Delaware” shall mean the certificate of merger in substantially the form attached hereto as Exhibit A.

“Certificate of Merger of New York” shall mean the certificate of merger in substantially the form attached hereto as Exhibit B.

“Closing” shall have the meaning as set forth in Section 2.1(c) hereof.

“Closing Date” shall have the meaning as set forth in Section 2.1(c) hereof.

“Code” shall mean Internal Revenue Code of 1986, as amended (the “Code”).

 “Convertible Securities” shall have the meaning as set forth in Section 2.2(d) hereof.

“Delaware General Corporation Law” or “DGCL” shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

“Dissenting Membership Interests” shall have the meaning as set forth in Section 2.5 hereof.

“Effective Date” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“Effective Time” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Ratio” shall mean approximately 5.286767 shares of ORSI Common Stock for each X-Factor Membership Interest issued and outstanding immediately prior to the Effective Time.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter.

“Material Adverse Effect” shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

 “Merger” shall have the meaning ascribed thereto in the recitals of this Agreement.

“Merger Consideration” means the shares of ORSI Common Stock issuable in exchange for X-Factor Membership Interests in connection with the Merger in accordance with the Exchange Ratio and the Preferred Consideration Amount, as applicable, and options, warrants and convertible debt securities of ORSI issuable in exchange for options, warrants and convertible debt securities of X-Factor as provided herein.

"NY LLC Law" shall have the meaning set forth in the preamble of this Agreement.

“ORSI Common Stock” shall mean the common stock, par value $0.0001 per share, of ORSI.

“ORSI Insiders” shall have the meaning ascribed thereto in Section 4.11.

“ORSI Latest Balance Sheet” shall have the meaning ascribed thereto in Section 4.17.

“ORSI Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of ORSI.

“ORSI Returns” shall have the meaning ascribed thereto in Section 4.9(a).

“ORSI SEC Filings” shall have the meaning ascribed thereto in Section 4.5.

“ORSI Stockholders” shall have the meaning ascribed thereto in Section 6.8.

“Options” shall have the meaning as set forth in Section 2.2(f) hereof.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

“Preferred Consideration Amount” means approximately 1.190229 shares of ORSI Common Stock for each $1.00 of the purchase price paid by a holder of Preferred Membership Interests in the purchase of such Preferred Membership Interests, rounded to the nearest whole share.

"Private Placement" shall have the meaning ascribed thereto in Section 7.3(e).

 “SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Stock Option Plan” shall have the meaning as set forth in Section 2.2(f) hereof.

“Subsidiary” shall, with respect to any Person, mean (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Surviving Company” shall have the meaning ascribed thereto in Article II.

“Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Warrants” shall have the meaning as set forth in Section 2.2(e) hereof.

“X-Factor Common Membership Interests” means the issued and outstanding common membership units of X-Factor.

"X-Factor Member(s)" shall mean the holder(s) of X-Factor Membership Interests.

"X-Factor Membership Interests" shall mean the X-Factor Common Membership Interests and the X-Factor Preferred Membership Interests.

“X-Factor Preferred Membership Interests” means the issued and outstanding preferred membership units of X-Factor.

ARTICLE II
MERGER

Subject to the satisfaction or waiver of the conditions set forth in Article VII, at the Effective Time, (i) MergerCo will merge with and into X-Factor, and (ii) X-Factor will become a wholly-owned subsidiary of ORSI. The term “Surviving Company” as used herein shall mean X-Factor, as a wholly-owned subsidiary of ORSI after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Article 10, Section 1002 of the NY LLC Law.

2.1           Effects of Merger.

(a)       From and after the Effective Time and until further amended in accordance with applicable law, (i) the Articles of Organization of X-Factor as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Company, and (ii) the Amended Operating Agreement of X-Factor shall be the Operating Agreement of the Surviving Company.

(b)       ORSI,  X-Factor and MergerCo, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL and the NY LLC Law at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either X-Factor or MergerCo, the officers of the Surviving Company are fully authorized in the name of X-Factor and MergerCo or otherwise to take, and shall take, all such lawful and necessary action.

(c)       Subject to the provisions of Article VII and Article VIII hereof, the closing (the “Closing”) of the transactions contemplated hereby shall take place at such  time and place as X-Factor and ORSI mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto (the "Closing Date"). On the Closing Date, or as soon thereafter as practicable, to effect the Merger, the parties hereto will cause the Certificate of Merger of New York to be filed with the New York Secretary of State in accordance with the NY LLC Law.  The Merger shall be effective when the Certificate of Merger of New York is filed with the New York Secretary of State (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the Certificate of Merger is filed with the New York Secretary of State.

2.2           Effect on X-Factor Membership Interests and MergerCo Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a)       Each X-Factor Membership Interest issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchangeable for such number of shares of fully paid and nonassessable shares of ORSI Common Stock equal to one multiplied by the Exchange Ratio, rounded to the nearest whole share.

(b)      Each holder of X-Factor Preferred Membership Interests shall receive the Preferred Consideration Amount at the Closing.

(c)      All shares of common stock, $0.0001 par value per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable X-Factor Common Membership Interest of the Surviving Company.

 (d)      At the Effective Date, ORSI shall assume the rights and obligations under all outstanding convertible debt securities (the “Convertible Securities”), if any, issued by X-Factor which are convertible into X-Factor Membership Interests. The Convertible Debt Securities shall be assumed in accordance with their terms and conditions. Each Convertible Security shall, from and after the Effective Time, evidence the right to receive, upon conversion, a number of shares of ORSI Common Stock (in either event, rounded to the nearest whole share) equal to the number of X-Factor Membership Interests into which such Convertible Security is convertible immediately prior to the Effective Date multiplied by the Exchange Ratio. The new conversion price applicable to each such Convertible Security shall be determined by dividing the conversion price immediately prior to the Effective Date by the Exchange Ratio. All references in the Convertible Debt Securities to X-Factor or X-Factor Membership Interests shall be deemed to be references to ORSI and ORSI Common Stock, respectively, after giving effect to the adjustments pursuant to this Section.

(e)      At the Effective Time, ORSI shall assume the rights and obligations under X-Factor’s outstanding warrants (the “Warrants”), if any, to purchase X-Factor Membership Interests. The Warrants shall be assumed in accordance with their terms and conditions. Each Warrant shall, from and after the Effective Time, evidence the right to purchase a number of shares of ORSI Common Stock (rounded to the nearest whole share) equal to the number of X-Factor Membership Interests into which such Warrant is exercisable immediately prior to the Effective Date multiplied by Exchange Ratio. The new exercise price of the Warrants shall be determined by dividing the exercise price of the Warrants immediately prior to the Effective Date by Exchange Ratio. All references in the Warrants to X-Factor and X-Factor Membership Interests shall be deemed to be references to ORSI and ORSI Common Stock, respectively, after giving effect to the adjustments pursuant to this Section.  In addition to the foregoing, the one holder of a warrant to purchase X-Factor Preferred Membership Interests will receive at the Effective Time an additional warrant to purchase, for a period of 10 years from the Closing Date, a number of shares of ORSI Common Stock equal to the aggregate exercise price of such preferred warrant, which is $125,137, multiplied by the Preferred Consideration Amount, provided that such additional warrant shall be for the purchase of no less than the number of shares of ORSI Common Stock equal to 27,500 multiplied by the Exchange Ratio, and the exercise price of such additional warrant shall be the quotient of the exercise price of such preferred warrant, which is $4.33 per X-Factor Preferred Membership Interest, divided by the Exchange Ratio.

(f)       At the Effective Date, ORSI shall assume all of X-Factor’s rights and obligations under the options to purchase X-Factor Membership Interests, pursuant to X-Factor’s 2006 Long-Term Equity Incentive Plan and 2010 Long Term Incentive Plan (the “Stock Option Plans”), that are outstanding immediately prior to the Effective Time, which stock options are disclosed in Schedule 2.2(f) hereto and have not prior to the Effective Date been exercised, cancelled or terminated nor expired (collectively the “Options”). The Options shall be assumed in accordance with the terms and conditions of the Stock Option Plans pursuant to which such Options were originally granted, except that, from and after the Effective Time: (i) all actions to be taken under the Stock Option Plans or the Options by the X-Factor Members shall be taken by the Board of Directors of ORSI or a committee thereof, (ii) each Option shall evidence the right to purchase a number of shares of ORSI Common Stock (rounded to the nearest whole share) equal to the number of X-Factor Common Membership Interests into which such Options are exercisable immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the new option price for each share of ORSI Common Stock issuable upon exercise of an Option shall be determined by dividing the option exercise price immediately prior to the Effective Time by the Exchange Ratio (rounded to the nearest cent) and (iv) all references in the Options and the Stock Option Plans to X-Factor and X-Factor Membership Interests shall be deemed to be references to ORSI and ORSI Common Stock, respectively, after giving effect to the adjustments pursuant to clauses (ii) and (iii). Notwithstanding the provisions set forth in clause (iii) above, with respect to each Option intended to be an “incentive stock option” under Section 422 of the Code, if the new option price calculated pursuant to clause (iii) would cause any such Option not to satisfy the requirements of Section 424(a) of the Code and Treasury Regulation §1.425-1(a)(1)(i), the new exercise price with respect to that Option will be increased to the minimum price that it could be and still satisfy the requirements of that regulation. ORSI agrees to use its best efforts to take such other steps as are necessary to ensure that those Options which are deemed “incentive stock options” under Section 422 of the Code remain “incentive stock options.”

2.3           Rights of Holders of X-Factor Membership Interests.

On and after the Effective Date and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Time represented X-Factor Membership Interests (except Dissenting Membership Interests) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of ORSI Common Stock into which such shares of ORSI Common Stock shall have been converted pursuant to Section 2.2 above. The record holder of each such outstanding certificate representing X-Factor Membership Interests, shall, after the Effective Time, be entitled to vote the shares of  ORSI Common Stock into which such X-Factor Membership Interests shall have been converted on any matters on which the holders of record of ORSI Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of X-Factor Membership Interests, X-Factor may rely conclusively upon the record of X-Factor Members maintained by X-Factor containing the names and addresses of the holders of record of X-Factor Membership Interests on the Effective Date.

2.4           Procedure for Exchange of X-Factor Membership Interests.

(a)      After the Effective Time, holders of certificates theretofore evidencing outstanding X-Factor Membership Interests (except Dissenting Membership Interests), upon surrender of such certificates to the Secretary of ORSI, shall be entitled to receive certificates representing the number of shares of ORSI Common Stock into which X-Factor Membership Interests theretofore represented by the certificates so surrendered are exchangeable as provided in Section 2.2(a) hereof. ORSI shall not be obligated to deliver any such shares of ORSI Common Stock to which any former holder of X-Factor Membership Interests is entitled until such holder surrenders the certificate or certificates representing such Membership Interests. Upon surrender, each certificate evidencing X-Factor Membership Interests shall be canceled. If there has been a transfer of ownership of any X-Factor Membership Interest that has not been recorded in the transfer records of X-Factor, a certificate representing the proper number of shares of ORSI Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of ORSI, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of ORSI Common Stock to a person other than the registered holder of such X-Factor Membership Interest or establish to the reasonable satisfaction of ORSI that such tax has been paid or is not applicable, and (z) the issuance of such ORSI Common Stock shall not, in the sole discretion of ORSI, violate the requirements of the Regulation D or Regulation S “safe harbor” of the Securities Act with respect to the private placement of ORSI Common Stock that will result from the Merger.

(b)      All shares of ORSI Common Stock issued upon the surrender for exchange of X-Factor Membership Interests in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such X-Factor Membership Interests.

(c)      Any shares of ORSI Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by ORSI of a written opinion of counsel for the holder reasonably satisfactory to ORSI to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all certificates representing shares of ORSI Common Stock issued in the Merger, substantially as follows:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

and, if applicable in accordance with Regulation S:

“THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS SIX MONTHS AFTER THE ISSUE DATE HEREOF ONLY (A) TO SUCH ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 904 AND 905 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO SUCH ISSUER’S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C)  OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES, AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO SUCH ISSUER.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)      In the event any certificate for X-Factor Membership Interests or any certificate or similar instrument evidencing Warrants or Convertible Securities shall have been lost, stolen or destroyed, ORSI shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of ORSI Common Stock as may be required pursuant to this Agreement; provided, however, that ORSI, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against ORSI or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

2.5           Dissenting Shares. X-Factor Membership Interests held by X-Factor Members who have properly demanded payment with respect to those membership interests in accordance with Article 10, Section 1002 of the NY LLC Law (“Dissenting Membership Interests”) shall not be converted into or represent a right to receive shares of ORSI Common Stock pursuant to Section 2.2 above, but the holders thereof shall be entitled only to such rights as are granted by Article 10, Section 1002 and Section 1005 of the NY LLC Law. Each holder of Dissenting Membership Interests who becomes entitled to payment for such membership interests pursuant to Article 10, Section 1005 of the NY LLC Law shall receive payment therefore from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Membership Interests shall have effectively withdrawn such holder’s demand for payment for such membership interests or lost such holder’s right to payment of such membership interests  under Article 10, Section 1005 of the NY LLC Law, such holder or holders (as the case may be) shall forfeit the right to payment for such membership interests and each membership interest shall thereupon be deemed to have been canceled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from ORSI shares of ORSI Common Stock as provided in Section 2.2 above. Any payments in respect of Dissenting Membership Interests will be deemed made by the Surviving Company.

2.6           Directors and Officers of the Surviving Corporation. From and after the Effective Time, ORSI shall be the managing member of X-Factor, subject to the provisions contained in the Articles of Organization and Operating Agreement of the Surviving Company and applicable law.

2.7           Directors and Officers of ORSI. At the Closing, the Board of Directors of ORSI shall take the following action, to be effective upon the Effective Time: (i) increase the size of the Board of Directors of ORSI to three (3) persons; (ii) elect to the Board of Directors of ORSI the persons set forth on Schedule A hereto (iii) appoint as the officers of ORSI, the persons set forth on Schedule A hereto. Subject to applicable law, ORSI shall take all action reasonably requested by X-Factor, but consistent with the Certificate of Incorporation and Bylaws of ORSI, that is reasonably necessary to effect any such election or appointment of the designees of X-Factor to ORSI’s Board of Directors.  The provisions of this Section 2.7 are in addition to and shall not limit any rights which X-Factor or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of ORSI as a matter of law with respect to the election of directors or otherwise. The newly-appointed directors and officers of ORSI shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of ORSI and applicable law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF X-FACTOR

X-Factor hereby represents and warrants to ORSI and MergerCo as follows:

3.1           Organization and Qualification. X-Factor is, and on the Effective Date will be, a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power to carry on its business as now conducted.

3.2           Authority Relative to this Agreement; Non-Contravention. The execution and delivery of this Agreement by X-Factor and the consummation by X-Factor of the transactions contemplated hereby have been duly authorized by the Board of Directors and members of X-Factor and, except for approval of this Agreement and the Merger by the affirmative vote of a majority of votes that holders of X-Factor Membership Interests are entitled to cast, which will be obtained prior to Closing, no other corporate proceedings on the part of X-Factor are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by X-Factor and, assuming it is a valid and binding obligation of ORSI and MergerCo, constitutes a valid and binding obligation of X-Factor enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (w) approvals under applicable Blue Sky laws and filing of Form D with the Securities and Exchange Commission; (x) the filing of a Certificate of Merger of Delaware with the Secretary of State of Delaware; (y) the filing of a Certificate of Merger of New York with the Secretary of State of New York and (z) the consents set forth on Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of X-Factor for the consummation by X-Factor of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on X-Factor or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

3.3           No Conflicts. X-Factor is not subject to, or obligated under, any provision of (a) its Articles of Organization or Operating Agreement, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on X-Factor or the Surviving Company.

3.4          Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of X-Factor, threatened against X-Factor or its officers, directors, employees or Affiliates, or the nominees for officer or director of ORSI after the Effective Time, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of X-Factor, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving X-Factor or its managing member, officers, employees or affiliates, individually or in the aggregate. X-Factor is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ORSI AND MERGERCO

ORSI and MergerCo hereby represent and warrant to X-Factor as follows:

4.1           Organization and Qualification.  ORSI and MergerCo each are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted. The copies of the Certificate of Incorporation and Bylaws of ORSI and MergerCo that have been made available to X-Factor on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. ORSI and MergerCo are, and on the Effective Date each will be, licensed or qualified to do business in every jurisdiction which the nature of their respective businesses or their respective ownership of properties require each to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on ORSI or MergerCo, respectively.

4.2           Authority Relative to this Agreement; Non-Contravention. Each of ORSI and MergerCo has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by ORSI and MergerCo, and the consummation by ORSI and MergerCo of the transactions contemplated hereby have been duly authorized by the Boards of Directors of ORSI and MergerCo. No further corporate proceedings on the part of ORSI or MergerCo are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by ORSI. This Agreement has been duly executed and delivered by ORSI and MergerCo and, assuming it is a valid and binding obligation of X-Factor, constitutes a valid and binding obligation of ORSI and MergerCo enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (x) approvals under applicable Blue Sky laws and the filing of Form D with the Securities and Exchange Commission and (y) the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of ORSI or MergerCo for the consummation by ORSI or MergerCo of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ORSI or MergerCo, or adversely affect the consummation of the transactions contemplated hereby.

4.3           No Conflicts. Neither ORSI nor MergerCo is subject to, or obligated under, any provision of (a) their respective Certificates of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on ORSI or MergerCo.

4.4           Capitalization.

(a)      As of the date hereof, ORSI is, and on the Effective Date will be, authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 11,180,000 shares of common stock and no shares of preferred stock are currently issued and outstanding, excluding the shares of Common Stock to be issued in connection with the Private Placement. The issued and outstanding shares of capital stock of ORSI are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to ORSI’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. ORSI has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. As of the Effective Date, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by ORSI and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from ORSI any shares of capital stock or other securities of ORSI of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require ORSI to repurchase or otherwise acquire any shares of its capital stock other than the Cancellation Agreement.

(b)      ORSI is not a party to, and, to ORSI’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of ORSI.

(c)      The authorized capital of MergerCo consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are, and on the Effective Date will be, issued and outstanding and held of record by ORSI. The issued and outstanding shares of capital stock of MergerCo are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and, to ORSI’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from MergerCo any shares of capital stock or other securities of MergerCo of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require MergerCo to repurchase or otherwise acquire any shares of its capital stock.

4.5           Intentionally Omitted.

4.6           Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of ORSI, threatened against ORSI, MergerCo, or ORSI’s officers, directors, employees or Affiliates, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of ORSI, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving ORSI, MergerCo, or ORSI’s officers, directors, employees or affiliates, individually or in the aggregate. Neither ORSI nor MergerCo are a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.7          Subsidiaries.  ORSI does not own, directly or indirectly, any capital stock or equity interest in any corporation or other form of business organization other than MergerCo and X-Factor Communications Holdings, Inc.

4.8           No Brokers or Finders. None of ORSI or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.9           Validity of the ORSI Common Stock. The shares of ORSI Common Stock to be issued to holders of X-Factor Membership Units pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

4.10         Real Property. ORSI does not own or lease any real property.

4.11         Insurance. ORSI does not own or maintain any insurance policies.

4.12         Employee Benefit Plans.

(a) ORSI does not have any (i) “employee benefit plans,” within the meaning of Section 3(3) of ERISA, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, or (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of ORSI, in the case of a plan described in (i) or (ii) above, that is currently maintained by ORSI or with respect to which ORSI has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect.

(b) No director, officer, or employee of ORSI will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) solely as a result of consummation of the transactions contemplated by this Agreement.

4.13         Employees. Except as disclosed in the ORSI SEC Filings, ORSI has no employees.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

5.1           Conduct of Business by ORSI and MergerCo. From the date of this Agreement to the Effective Date, unless X-Factor shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, neither ORSI nor MergerCo shall, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of ORSI , (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of ORSI , (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of ORSI ’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and ORSI ’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the exercise or conversion of ORSI securities outstanding on the date of this Agreement or payment of stock dividends, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

6.1           Governmental Filings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such filing, application, or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

6.2           Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by X-Factor.

6.3           Press Releases. X-Factor and ORSI shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.4           Securities Reports. ORSI shall file with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC.

6.5           X-Factor Members' Approval; Materials to Members.  The Parties shall, in accordance with the Amended Operating Agreement, obtain X-Factor Member approval as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger.

6.6           Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

6.7           Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

6.8           Cancellation of ORSI Shares and Warrants. Prior to the Effective Date, ORSI and each of the persons set forth on Schedule 6.8 hereto holding shares of ORSI Common Stock on the date hereof (the “ORSI Stockholders”) shall have entered into an agreement in substantially the form attached hereto as Exhibit C (the “Cancellation Agreement”) pursuant to which ORSI will cancel all shares of ORSI Common Stock set forth on Schedule 6.8 and all warrants to purchase shares of ORSI Common Stock (the “ORSI Warrants”) held by the ORSI Stockholders. The cancellation such shares and warrants shall become effective immediately prior to the Effective Time.

6.9           Adjustments to Merger Consideration.  If, upon final completion or termination of the Private Placement, the Private Placement has yielded gross proceeds less than the Maximum Offering Amount, then after the Closing the Exchange Ratio shall be adjusted to the extent necessary to be consistent in all material respects with the disclosures set forth in X-Factor's Confidential Private Placement Memorandum delivered in connection with the Private Placement, as supplemented or amended, under the heading "Capitalization".  In such case, the number of shares underlying options, warrants and convertible securities included within the Merger Consideration, and the exercise or conversion prices thereof, as applicable, shall be adjusted in accordance with such adjusted Exchange Ratio.

ARTICLE VII
CONDITIONS

7.1           Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)      No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)      Requisite Approvals. This Agreement and the Merger shall have been approved by the X-Factor Members, the Boards of Directors of ORSI and MergerCo.

(c)      Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by ORSI or MergerCo of all or a material portion of the business or assets of X-Factor, or to compel ORSI or MergerCo or X-Factor to dispose of or to hold separately all or a material portion of the business or assets of ORSI or MergerCo or of X-Factor, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d)      Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(d).

7.2           Additional Conditions to Obligation of ORSI and MergerCo. The obligation of ORSI and MergerCo to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)       Representations and Compliance. The representations of X-Factor contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Closing Date, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. X-Factor shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

(b)      Consents and Approvals. X-Factor shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including those consents and approvals set forth on Schedule 7.2(b), in order that the transactions contemplated herein do not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of X-Factor’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting X-Factor or any license, franchise or permit of or affecting X-Factor.

(c)       Merger Certificates. X-Factor shall have executed a copy of the Certificate of Merger of Delaware and the Certificate of Merger of New York.

(d)       Accredited Investors.  ORSI shall be reasonably satisfied that the X-Factor Members and holders of the Convertible Debt Securities and the Warrants do not collectively include more than 35 persons who are not accredited investors, as that term is defined under Regulation D of the Securities Act; provided that ORSI may proceed with the Closing before it is so satisfied on the condition that it may withhold delivery of Merger Consideration to any U.S. person who fails to satisfy ORSI as to his, her or its accredited status, and provided further that if ORSI fails to deliver such Merger Consideration to any U.S. person within 120 days following the Closing as a result of such failure to reasonably satisfy ORSI as to such person's accredited status, then ORSI shall have the right to deem the person(s) to whom such Merger Consideration is otherwise owing as Dissenting Members having the right to receive payment as provided in Section 2.5 hereof in lieu of Merger Consideration, and in such case the amount of Merger Consideration otherwise owing to such person(s) shall be forever cancelled on the books and records of ORSI.

7.3           Additional Conditions to Obligation of X-Factor. The obligation of X-Factor to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)      Representations And Compliance. The representations of ORSI and MergerCo contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. ORSI and MergerCo, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

(b)      Secretary’s Certificate. ORSI shall have furnished to X-Factor (i) copies of the text of the resolutions by which the corporate action on the part of ORSI necessary to approve this Agreement and the Certificate of Merger, the election of the officers and directors of ORSI to serve following the Closing Date and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of ORSI dated as of the Closing Date certifying to X-Factor that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of ORSI by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of ORSI executing this Agreement, the Certificates of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the Certificate of Incorporation of ORSI , certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of ORSI in such jurisdiction as of a day within five (5) business days prior to the Closing Date.

(c)      Consents and Approvals. ORSI and MergerCo shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of ORSI’s or MergerCo’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting ORSI or any license, franchise or permit of or affecting ORSI .

(d)      ORSI Cancellation of Outstanding Shares and Warrants. ORSI shall have entered into the Cancellation Agreement with all of the ORSI Stockholders and the transactions contemplated thereby shall have been consummated.

(e)       Offering.  The receipt of subscriptions for a minimum amount of $1,500,000 of ORSI Common Stock in connection with a private placement offering of up to 6,666,667 shares ($5,000,000) of ORSI Common Stock including an over-allotment option (the "Private Placement"), which minimum amount shall include the $295,000 paid by the purchasers signatory to that certain Amended and Restated Agreement for the Purchase of Common Stock and Warrants, dated January 13, 2012 and amended on January 20, 2012, as described under Item 5.01 of the Form 8-K filed by ORSI on February 16, 2012 (the "Shell Purchase Agreement").

(f)       New Jersey Economic Development Authority (NJEDA) Consent. The NJEDA shall have provided written consent and approval for the consummation of the transactions contemplated by this Agreement.

(g)      Regulation D; Information Delivery.  ORSI have delivered to the X-Factor Members who are U.S. persons (within the meaning of Regulation S under the Securities Act) but who are not accredited investors (within the meaning of Regulation D under the Securities Act) the information required to be delivered to non-accredited investors pursuant to Rule 502 of Regulation D.

(h)      Transfer of ORSI Common Stock to Wynston Hill Capital.  At the Closing, the purchasers signatory to the Shell Purchase Agreement shall have executed such documentation as may be required by ORSI's stock transfer agent in order to effect the transfer to X-Factor's placement agent, Wynston Hill Capital, LLC, an aggregate of 656,667 of the unrestricted shares purchased thereunder.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.1           Termination. This Agreement may be terminated prior to the Effective Date:

(a)      by mutual consent of X-Factor and ORSI;

(b)      by ORSI, if any representation of X-Factor set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.2(a) could not be satisfied;

(c)      by X-Factor, if any representation of ORSI set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.3(a) could not be satisfied;

(d)      by ORSI, if X-Factor fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the conditions set forth in Section 7.2(a) could not be satisfied;

(e)      by X-Factor, if ORSI fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the conditions set forth in Section 7.3(a) could not be satisfied;

(f)       by X-Factor, if, the Merger and this Agreement are not duly approved by the X-Factor Members, by vote or written consent;

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefore to the other party.

ARTICLE IX
GENERAL PROVISIONS

9.1           Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to X-Factor:	X-Factor Communications, LLC 3 Empire Blvd - 5th Floor South Hackensack, NJ 07606 Attn: Charles Saracino, Chief Executive Officer

With copies to:	Richardson & Patel LLP 750 Third Avenue, 9th Floor New York, New York 10017 Facsimile: (917) 591-6898 Attn: Kevin Friedmann

If to ORSI or MergerCo:	Organic Spice Imports, Inc. 7910 Ivanhoe Avenue #414 La Jolla, CA 92037 Facsimile: 858-459-1133 Attn: Charles Saracino, President

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

9.2           No Survival. The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with Section 8.1, except that the obligations contained in Article II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation Section 6.3(d)) will survive the Effective Time indefinitely.

9.3           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

9.4           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

9.5           Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

9.6           Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

9.7           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

9.8           Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.9           Third Party Beneficiaries. Each party hereto intends that this Agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

9.10        Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

9.11         Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1. Nothing in this Section 9.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

[Remainder of Page Left Intentionally Blank - Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

X-FACTOR COMMUNICATIONS, LLC

By:	/s/ Charles Saracino
Name: Charles Saracino
Title: Chief Executive Officer

ORGANIC SPICE IMPORTS, INC.

By:	/s/ Charles Saracino
Name: Charles Saracino
Title: Chief Executive Officer

X-FACTOR ACQUISITION CORP.

By:	/s/ Charles Saracino
Name: Charles Saracino
Title: President

Signature Page
Agreement and Plan of Merger

SCHEDULE A

Officers and Directors

Name	Title
Edwin F. Heinen	Chief Financial Officer
Ken Makow	Chief Technology Officer
Brian Watts	Chief Information Officer
Jeffrey Singman	Chief Marketing and Sales Officer
Jim Morris	Director
Louis Siracusano	Director

Exhibit A

Certificate of Merger of Delaware

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:          The name of the surviving limited liability company is X-Factor Communications, LLC, a New York limited liability company (the “Surviving Entity”), and the name of the corporation being merged into the Surviving Entity is X-Factor Acquisition Corp., a Delaware Corporation (the “Merging Corporation”).

SECOND:     The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Surviving Entity and the Merging Corporation.

THIRD:         The name of the Surviving Entity is X-Factor Communications, LLC.

FOURTH:     The merger is to become effective immediately upon the filing of this certificate of merger.

FIFTH:          The executed Agreement and Plan of Merger is on file at the office of the Surviving Entity, the address of which is 3 Empire Blvd, South Hackensack, NJ 07606.

SIXTH:         A copy of the Agreement of Merger will be furnished by the Surviving Entity, without cost, to any member of the Surviving Entity stock holder of the Merging Corporation.

SEVENTH:   The Surviving Entity agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of  any constituent corporation of  Delaware, as well as for enforcement of any obligation of the Surviving Entity arising from this  merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of  Delaware as its agent to accept service of process in any such suit or proceeding.  The Secretary of State shall mail any such process to the surviving limited liability company at 3 Empire Blvd, South Hackensack, NJ 07606.

Signature page follows.

A-1

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, the [__] day of March, 2012.

X-FACTOR COMMUNICATIONS, LLC By:_______________________________ Charles Saracino Chief Executive Officer and President

A-2

Exhibit B

Certificate of Merger of New York

New York State
Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.ny.gov

CERTIFICATE OF MERGER
OF
X-FACTOR ACQUISITION CORP.
INTO
X-FACTOR COMMUNICATIONS, LLC

Under Section 1003 of the Limited Liability Company Law

FIRST: The names and jurisdictions of formation or organization of each limited liability company or other business entity that is to merge is:

1)	X-Factor Communications, LLC formed in New York
2)	X-Factor Acquisition Corp. incorporated in Delaware

SECOND:  The articles of organization of X-Factor Communications, LLC were filed with the Department of State of New York on May 31, 2005.

THIRD:  The original certificate of incorporation of X-Factor Acquisition Corp. was filed in Delaware on March 2, 2012.  An application for authority has not been filed with the Department of State of New York.

FOURTH: The agreement of merger has been approved and executed by each of the constituent entities.

FIFTH: The name of the surviving domestic limited liability company is X-Factor Communications, LLC.

SIXTH: The Secretary of State is designated as agent of the surviving limited liability company upon whom process against it may be served.  The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability  company served upon him or her is 3 Empire Blvd, South Hackensack, New Jersey 07606.

SEVENTH: The merger is permitted by the jurisdiction of incorporation of the foreign entity and is in compliance therewith.

EIGHTH: The agreement of merger is on file at the following place of business of the surviving domestic limited liability company: 3 Empire Blvd, South Hackensack, New Jersey 07606.

NINTH: A copy of the agreement of merger will be furnished by the surviving domestic limited liability company on request and without cost to any member of any domestic limited liability company or to any person holding an interest in any other business entity that is to merge pursuant to such agreement.

X-FACTOR ACQUISITION CORP.		X-FACTOR COMMUNICATIONS, LLC

By:	/s/	By:	/s/
	Name: Charles Saracino		Name: Charles Saracino
	Title: Chief Executive Officer and President		Title: Chief Executive Officer and President

B-1

Exhibit C

Cancellation Agreement

CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”) is made as of the __ day of _________, 2012 by and among Organic Spice Imports, Inc., a Delaware corporation having its offices at 3 Empire Blvd., 5th Floor, South Hackensack, NJ 07606 (the “Company”), and the individuals set forth on Schedule I hereto (the “Securities Holders”).

W I T N E S S E T H:

 WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of March 5, 2012 (the “Merger Agreement”), by and among, the Company, X-Factor Acquisition Corp. (“MergerCo”), a Delaware corporation and wholly owned subsidiary of the Company, and X-Factor Communications, LLC (“X-Factor”), pursuant to which MergerCo shall merge with and into X-Factor, and X-Factor, as the surviving entity, will become the wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, simultaneous with, and as a condition to the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, the Company and the Securities Holders have agreed to cancel (1) an aggregate of 10,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company and (2) warrants to purchase 5,000,000 shares of Common Stock (the “Warrants”, collectively with the Shares, the “Securities”) owned by the Securities Holders as set forth on Schedule I hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
CANCELLATION OF SECURITIES

1.1.   Cancellation of the Shares and Warrants.  As an inducement for X-Factor to enter into the transactions contemplated by the Merger Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, each Securities Holder and the Company agree that the Securities held by such Securities Holder, as set forth on Schedule I attached hereto, shall be cancelled effective upon the Closing.

1.2.   Closing.  At the Closing, the Securities Holders agree to execute any and all additional documents, including but not limited to, stock powers for the stock certificates representing the Shares, as the Company reasonably determines necessary to effect the cancellation of the Securities pursuant to the terms of this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Each of the Securities Holders, individually and solely as to himself, hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   Each Securities Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out such Securities Holder’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by such Securities Holder in connection with the execution and performance by such Securities Holder of this Agreement or the execution and performance by such Securities Holder of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   Such Securities Holder owns the Securities free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Such Securities Holder is not a party to any agreement or understanding pursuant to which any of the Securities held by such Securities Holder are to be transferred.

2.3. Such Securities Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

2.4.  Such Securities Holder has had had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the cancellation of the Securities and the business, financial condition and results of operations of the Company and all such questions have been answered to the full satisfaction of such Securities Holder.

ARTICLE III
TERMINATION

3.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time prior to the Closing by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:               Organic Spice Imports, Inc.
3 Empire Blvd., 5th Floor
South Hackensack, NJ 07606
Attn: Charles Saracino, Chief Executive Officer

If to Securities Holders:      to the address set forth on Schedule I.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.7.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.8.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.9.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.10.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORGANIC SPICE IMPORTS, INC.

By: ______________________________
Charles Saracino Chief Executive Officer

SECURITIES HOLDERS ________________________________ Randle Kenilworth ___________________________________ Peter Quigley ___________________________________ Donald J. Wright

SCHEDULE I

Securities Holder	No. of Shares	No. of Warrants
Peter Quigley Ch. des Cuttermers 2 Founex Switzerland 1297	3,745,762	1,694,916
Randle Kenilworth 3 Palmerston Court London SW8 4AJ	3,745,763	1,694,915
Donald J. Wright Grinian House St. Leonards Rd Forres IV36 2RE	3,558,475	1,610,169